UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 7, 2017

XEROX CORPORATION

(Exact name of registrant as specified in its charter)

New York	001-04471	16-0468020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Merritt 7

Norwalk, Connecticut

06851

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 968-3000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On September 7, 2017, Registrant announced that it had priced $1.0 billion of 3.625% Senior Unsecured Notes due in 2023 and that the net proceeds from the offering will be used for general corporate purposes, including to make a $500 million voluntary cash contribution to its U.S. defined benefit pension plans.

Registrant updated its full year 2017 cash flow from operations guidance to reflect the additional pension contribution. Guidance for operating cash flow from continuing operations was $700 to $900 million; the updated guidance is $200 to $400 million. Registrant’s ending cash target remains unchanged at $1 billion.

The information contained in Item 7.01 of this Report and in Exhibit 99.1 to this Report shall not be deemed “filed” with the Commission for purposes of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liability of that section.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following is included as an exhibit to this report:

Exhibit No.	Description

99.1	Press release of Xerox Corporation, dated September 7, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XEROX CORPORATION

By:	/s/ Douglas H. Marshall
	Name:	Douglas H. Marshall
	Title:	Assistant Secretary
	Date:	September 8, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Xerox Corporation, dated September 7, 2017.